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                                                                   EXHIBIT 10.40

                   AMENDMENT TO LICENSE AND SUPPLY AGREEMENT

     This Amendment to the License and Supply Agreement is made effective as of the 25 day of August, 1997, by and between Aastrom Biosciences, Inc., a Michigan corporation having its principal place of business at Lobby L. Domino's Farms, Ann Arbor, Michigan 48106 ("AASTROM") and Immunex Corporation, a Washington corporation having its principal place of business at 51 University Street, Seattle, Washington 98101 ("IMMUNEX").

                                  Background
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     WHEREAS, IMMUNEX and AASTROM are parties to the License and Supply
Agreement dated April 1, 1996 (the "License and Supply Agreement") whereby IMMUNEX granted AASTROM a nonexclusive license under Licensed Patents and Licensed Technology to use and sell Supplied Products in the Field and the Territory;

     WHEREAS, pursuant to the License and Supply Agreement, AASTROM agreed to purchase from IMMUNEX and IMMUNEX agreed to supply to AASTROM all of AASTROM's requirements of the Supplied Products;

     WHEREAS, IMMUNEX and American Cyanamid Company ("Cyanamid") are parties to an agreement dated August 1997 (the "Ex-Vivo Agreement") whereby IMMUNEX received Cyanamid's consent to grant AASTROM nonexclusive Expanded Territorial Rights for the Supplied Products;

     WHEREAS, IMMUNEX desires to amend the Annual Fee schedule in Section 5.1 of the License and Supply Agreement;

     WHEREAS, IMMUNEX and AASTROM desire to amend the License and Supply Agreement to include the grant to AASTROM, at no cost, of the Expanded Territorial Rights, and to amend the annual Fee schedule under Section 5.1.

     In consideration of the mutual covenants and undertakings set forth herein, IMMUNEX and AASTROM hereby agree as follows:

1.   Definitions. All definitions used herein shall have their meaning as used
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in the License and Supply Agreement, unless otherwise defined hereinbelow:

     a.   "Territory" is amended to include all countries of the world.

2.   Grant of Expanded Territorial Rights. IMMUNEX hereby grants AASTROM a
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nonexclusive license under the Licensed Patent Rights and Licensed Technology, to use and sell Supplied Products in the Field and Territory.

3.   Fees. The parties agree to amend Section 5.1 of the License and Supply
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Agreement to allocate the annual license maintenance Fee that AASTROM shall pay to IMMUNEX between each of the three Cytokines. The portion of the $1,000,000 annual Fee allocable to each of Pixykine/R/, Flt3-L and Leukine/R/ shall be one-third (1/3). The parties agree that in no event shall the annual license maintenance Fee that AASTROM pays IMMUNEX be less than $1,000,000, irrespective of the amount of each Cytokine supplied to AASTROM by IMMUNEX.

4.   Other terms. All terms and conditions of the License and Supply Agreement
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that are not specifically amended herein shall remain in full force and effect.

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5.      Entire Agreement. This Agreement constitutes, on and as of the date
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hereof, the only amendment to the License and Supply Agreement, and all prior or contemporaneous understandings or agreements, whether written or oral, between IMMUNEX and AASTROM with respect to any other amendments to the License and Supply Agreement are hereby superseded in their entireties.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

IMMUNEX CORPORATION                         ASSTROM BIOSCIENCES, INC.


By /s/                                      By /s/ R. Douglas Armstrong
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Title  Chairman & CEO                       Title  President and CEO
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